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                                                                    Exhibit 25.1

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------
                                    FORM T-1
                                -----------------

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
               UNDER THE TRUST INDENTURE ACT FOR 1939, AS AMENDED,
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
    Check if an application to determine eligibility of a trustee pursuant to
                             Section 3.05(b)(2)___

                            -------------------------
                            FIRST UNION NATIONAL BANK
               (Exact name of trustee as specified in its charter)

230 SOUTH TRYON STREET, 9TH FL.
CHARLOTTE, NC                            28288-1179           56-0900030
(Address of principal executive office)  (Zip Code          (I.R.S. Employer
                                                            Identification No.)

                        Dante M. Monakil, (804) 788-9659
                  901 E. Cary Street, Richmond, Virginia 23219
                  --------------------------------------------

                             SPACEHAB, INCORPORATED
               (Exact name of obligor as specified in its charter)

                                   WASHINGTON
         (State or other jurisdiction of incorporation or organization)

                                   91-1273737
                      (I.R.S. Employer Identification No.)

                              1595 Springhill Road
                                   Vienna, VA
                    (Address of principal executive offices)

                                      22182
                                   (Zip Code)

                     CONVERTIBLE SUBORDINATED NOTES DUE 2007
                       (Title of the indenture securities)

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1.    General Information.

      (a) The following are the names and addresses of each examining or supervising authority to which the Trustee is subject:

            The Comptroller of the Currency, Washington, D.C. Federal Reserve Bank of Richmond, Richmond, Virginia Federal Deposit Insurance Corporation, Washington, D.C. Securities and Exchange Commission, Division of Market Regulation, Washington, D.C.

      (b)   The Trustee is authorized to exercise corporate trust powers.

2.    Affiliations with obligor.

            The obligor is not an affiliate of the Trustee.

3.    Voting Securities of the Trustee.

            Not applicable
            (See answer to Item 13)

4.    Trustees under other indentures.

            Not applicable
            (See answer to Item 13)

5.    Interlocking directorates and similar relationships with the obligor or underwriters.

            Not applicable
            (See answer to Item 13)

6.    Voting securities of the Trustee owned by the obligor or its officials.

            Not applicable
            (See answer to Item 13)

7.    Voting securities of the Trustee owned by underwriters or their officials.

            Not applicable
            (See answer to Item 13)

8.    Securities of the obligor owned or held by the Trustee.

            Not applicable
            (See answer to Item 13)


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9.    Securities of underwriters owned or held by the Trustee.

            Not applicable
            (See answer to Item 13)

10.   Ownership or holdings by the Trustee of voting securities of certain affiliates or security holders of the obligor.

            Not applicable
            (See answer to Item 13)

11.   Ownership of holders by the Trustee of any securities of a person owning
            50 percent or more of the voting securities of the obligor.

            Not applicable
            (See answer to Item 13)

12.   Indebtedness of the obligor to the Trustee.

            Not applicable
            (See answer to Item 13)

13.   Defaults by the obligor.

            A.  None
            B.  None

14.   Affiliations with the underwriters.

            Not applicable
            (See answer to Item 13)

15.   Foreign trustee.

            Trustee is a national banking association organized under the laws of the United States.

16.   List of Exhibits.

      (1) Articles of Incorporation. (Incorporated by reference from Exhibit 25 to Registration 333-25575, filed June 5, 1997).

      (2) Certificate of Authority of the Trustee to conduct business. (Incorporated by reference from Exhibit 25 to Registration 333-25575, filed June 5, 1997.)

      (3) Certificate of Authority of the Trustee to exercise corporate trust powers. (Incorporated by reference from Exhibit 25 to Registration 333-25575, filed June 5, 1997.)


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      (4)   By-Laws. (Incorporated by reference from Exhibit 25 to Registration
            333-25575, filed June 5, 1997.)

      (5)   Inapplicable.

      (6) Consent by the Trustee required by section 321(b) of the Trust Indenture Act of 1939. Included at Page 4 of this Form T-1 Statement.

      (7)   Report of condition of Trustee.

      (8)   Inapplicable.

      (9)   Inapplicable.


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                                    SIGNATURE

            Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, FIRST UNION NATIONAL BANK, a national association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Richmond, and Commonwealth of Virginia on the 23rd day of December, 1997.

                                    FIRST UNION NATIONAL BANK
                                    (Trustee)


                                    By: /s/ Dante M. Monakil
                                        -------------------------------
                                        Dante M. Monakil, Vice President


                                                                  EXHIBIT T-1(6)

                               CONSENTS OF TRUSTEE

            Under section 321(b) of the Trust Indenture Act of 1939 and in connection with the proposed issuance by Spacehab, Inc., Convertible Subordinated Notes due 2007, First Union National Bank, as the Trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

                                    FIRST UNION NATIONAL BANK


                                    By: /s/ John M. Turner
                                        -------------------------------
                                        John M. Turner,
                                        Vice President and Managing Director


Dated:  December 23, 1997



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REPORT OF CONDITION


Consolidating domestic subsidiaries of the

First Union National Bank                       Charlotte
      Name of Bank                                City

in the state of North Carolina, at the close of business on September 30, 1997, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 02737 Comptroller of the Currency Southeastern District

Statement of Resources and Liabilities

ASSETS
                                                        Thousands of dollars
1      Cash and balances due from depository
       institutions:
       a. Noninterest-bearing balances and
       currency and coin.........................                  5,101,644
       b. Interest-bearing balances..............                    102,192
2      Securities:
       a. Held-to-maturity securities............                  1,751,546
       b. Available-for-sale securities..........                 12,629,007
3      Federal funds sold and securities
       purchased under agmts to resell:                            2,640,885
4      Loans and lease financing receivables:
       a. Loans and leases, net of unearned
          income ................................    78,530,867
       b. LESS: Allowance for loan and lease
          losses ................................     1,143,846
       c. less: Allocated transfer risk reserve..             0
       d. Loans and leases, net of unearned
          income, allowance, and reserve.........                 74,387,021
5      Assets held in trading accounts...........                    3440660
6      Premises and fixed assets (including
       capitalized leases).......................                  2,024,718
7      Other real estate owned...................                     68,264
8      Investments in unconsolidated subsidiaries
       and associated companies..................                    155,345
9      Customers' liability to this bank on
       acceptances outstanding...................                    751,815
10     Intangible assets.........................                  2,449,609
11     Other assets..............................                  3,610,109
12     Total assets..............................                109,112,815



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LIABILITIES

13     Deposits:
       a. In domestic offices....................                 69,612,110
          (1)  Noninterest-bearing...............    12,956,103
          (2)  Interest-bearing..................    56,656,007
       b. In foreign offices, Edge and Agmt
          subsidiaries, and IBFs.................                  5,163,776
          (1)  Noninterest-bearing...............             0
          (2)  Interest-bearing..................     5,163,776
14     Federal funds purchased and securities
       sold under agmts to repurchase............                 14,135,805
15     a. Demand notes issued to the U.S. Treasury                   191,337
       b. Trading liabilities....................                  3,064,414
16     Other borrowed money:
       a. With a remaining maturity of one year
       or less ..................................                  2,889,205
       b. With a remaining maturity of more than
          one year through three years...........                    525,793
       c. With a remaining maturity of more than
          three years............................                     59,777
17     Not applicable
18     Bank's liability on acceptances executed
       and outstanding...........................                    751,815
19     Subordinated notes and debentures.........                  2,195,501
20     Other liabilities.........................                  1,983,925
21     Total liabilities.........................                100,573,458
22     Not applicable

EQUITY CAPITAL

23     Perpetual preferred stock and related
       surplus ..................................                          0
24     Common stock..............................                     82,795
25     Surplus ..................................                  6.197,897
26     a. Undivided profits and capital reserves.                  2,148,062
       b. Net unrealized holding gains (losses)
          on available-for-sale securities.......                    110,603
27     Cumulative foreign currency translation
       adjustments...............................                          0
28     Total equity capital......................                  8,539,357
29     Total liabilities, limited-life preferred
       stock, and equity capital (sum of items
       21 and 28) ...............................                109,112,815


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We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Directors
Warner N. Dalhouse                              I. Gary R. Sessions
------------------                              -------------------
Benjamin P. Jenkins, III                            Name
------------------------                        Vice President
Robert W. Helms                                 --------------
---------------                                     Title
                                                of the above-named bank do
                                                hereby declare that this Report
                                                of Condition is true and correct
                                                to the best of my knowledge and
                                                belief.

report condition 9/30/97


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